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            THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED
                    PURSUANT TO RULE 901(d) OF REGULATION S-T


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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [ ]



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


   New York                                               13-5160382
   (State of incorporation                                (I.R.S. employer
   if not a U.S. national bank)                           identification no.)

   48 Wall Street, New York, N.Y.                         10286
   (Address of principal executive offices)               (Zip code)


                             ----------------------


                      SHORT-TERM CARD ACCOUNT TRUST 1995-1,
                for which LEHMAN ABS CORPORATION is the Depositor
               (Exact name of obligor as specified in its charter)


   Delaware                                               13-3447441
   (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                         identification no.)


   Three World Financial Center
   New York, New York                                     10285-1600
   (Address of principal executive offices)               (Zip code)

                             ----------------------

                   Floating Rate Asset Backed Notes, Class A1
                       (Title of the indenture securities)


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    1.  General information. Furnish the following information as to the
        Trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

    ----------------------------------------------------------------------------
                        Name                                 Address
    ----------------------------------------------------------------------------

        Superintendent of Banks of the State of    2 Rector Street, New York,
        New York                                   N.Y.  10006, and Albany, N.Y.
                                                   12203

        Federal Reserve Bank of New York           33 Liberty Plaza, New York,
                                                   N.Y.  10045

        Federal Deposit Insurance Corporation      Washington, D.C.  20429

        New York Clearing House Association        New York, New York

        (b)  Whether it is authorized to exercise corporate trust powers.

        Yes.

    2.  Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None. (See Note on page 3.)

   16.  List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

        1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

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         6. The consent of the Trustee required by Section 321(b) of the Act.
            (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


    Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said
Item is based on incomplete information.

    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

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                                    SIGNATURE

    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 4th day of January, 1996.


                                                 THE BANK OF NEW YORK



                                                 By:    /S/ WALTER N. GITLIN
                                                     ---------------------------
                                                     Name:  WALTER N. GITLIN
                                                     Title: VICE PRESIDENT

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                                                                       Exhibit 7




                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                     of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
     a member of the Federal Reserve System, at the close of business September 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
          ASSETS                                            in Thousands
          Cash and balances due from depos-
            itory institutions:
            Noninterest-bearing balances and
            currency and coin ..................             $ 1,736,715
            Interest-bearing balances ..........                 891,776
          Securities:
            Held-to-maturity securities ........               1,326,964
            Available-for-sale securities ......               1,690,688
          Federal funds sold in domestic
            offices of the bank ................               3,304,789
          Loans and lease financing
            receivables:
            Loans and leases, net of unearned
              income .................27,623,140
            LESS: Allowance for loan and
              lease losses ..............528,419
              Loans and leases, net of unearned
              income and allowance                            27,094,721
          Assets held in trading accounts ......               1,002,518
          Premises and fixed assets (including
            capitalized leases) ................                 609,515
          Other real estate owned ..............                  72,559
          Investments in unconsolidated
            subsidiaries and associated
            companies ..........................                 211,296
          Customers' liability to this bank on
            acceptances outstanding ............                 894,050
          Intangible assets ....................                 103,081
          Other assets .........................               1,193,026
                                                             -----------
          Total assets .........................             $40,131,698
                                                             ===========
          LIABILITIES
          Deposits:
            In domestic offices ................             $18,120,409
            Noninterest-bearing .......6,529,790
            Interest-bearing .........11,590,619
            In foreign offices, Edge and
            Agreement subsidiaries, and IBFs ...              10,327,057
            Noninterest-bearing ..........58,060
            Interest-bearing .........10,268,997
          Federal funds purchased and secu-
            rities sold under agreements to re-
            purchase in domestic offices of
            the bank and of its Edge and
            Agreement subsidiaries, and in
            IBFs:
            Federal funds purchased ............               2,479,694
            Securities sold under agreements
              to repurchase ....................                  27,450
          Demand notes issued to the U.S.
            Treasury ...........................                 197,998
          Trading liabilities ..................                 631,973
          Other borrowed money:
            With original maturity of one year
              or less ..........................               1,339,183
            With original maturity of more than
              one year .........................                 120,863
          Bank's liability on acceptances exe-
            cuted and outstanding ..............                 899,417
          Subordinated notes and debentures ....               1,053,860
          Other liabilities ....................               1,554,647
                                                             -----------
          Total liabilities ....................              36,752,551
                                                             -----------
          EQUITY CAPITAL
          Common stock ........................                  942,284
          Surplus .............................                  525,666
          Undivided profits and capital
            reserves ..........................                1,911,248
          Net unrealized holding gains
            (losses) on available-for-sale
            securities ........................                    4,994
          Cumulative foreign currency transla-
            tion adjustments ..................              (    5,045)
                                                             -----------
          Total equity capital ................                3,379,147
                                                             -----------
          Total liabilities and equity
            capital ...........................              $40,131,698
                                                             ===========



        I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Robert E. Keilman

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


        J. Carter Bacot
        Thomas A. Renyi           Directors
        Alan R. Griffith



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